    As filed with the Securities and Exchange Commission on October 25, 1994
                                                      Registration No.  33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                             CHARMING SHOPPES, INC.
               (Exact name of issuer as specified in its charter)

        Pennsylvania                                     23-1721355
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation of organization)

                                 450 Winks Lane
                          Bensalem, Pennsylvania 19020
                    (Address of principal executive offices)

                      1993 EMPLOYEES' STOCK INCENTIVE PLAN
                            (Full title of the plan)

                              Colin D. Stern, Esq.
                             Charming Shoppes, Inc.
                                 450 Winks Lane
                          Bensalem, Pennsylvania 19020
                    (Name and address of agent for service)

                                 (215) 245-9100
         (Telephone number, including area code, of agent for service)

                             ---------------------

                                   Copy to:
                              Brian J. Lynch, Esq.
                            Morgan, Lewis & Bockius
                             2000 One Logan Square
                          Philadelphia, PA  19103-6993
                                 (215) 963-5442

                             ---------------------

                                                  CALCULATION OF REGISTRATION FEE
============================================================================================================================
     Title of securities             Number of           Proposed maximum        Proposed maximum
            to be                  shares to be           offering price             aggregate                Amount of
        registered (1)              registered             per share (2)           offering price       registration fee (3)
- ----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value           10,000,000                $7.625                $76,250,000              $26,293.10
  $.10 per share
============================================================================================================================

(1) This registration statement covers shares of Common Stock of Charming Shoppes, Inc., which may be issued from time to time pursuant to Plan awards involving stock options, stock appreciation rights, restricted stock, deferred stock, dividend equivalents and other stock-based awards.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on October 19, 1994, as reported on the Nasdaq National Market.

(3) Calculated pursuant to Section 6(b) as follows: 1/29th of one percent of the proposed maximum aggregate offering price.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, as filed by Charming Shoppes, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended January 29, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Common Stock contained in the Company's registration statement on Form 10 filed with the Securities and Exchange Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 1741 of the Pennsylvania Business Corporation Law of 1988 provides the Company the power to indemnify any officer or director acting in his capacity as a representative of the Company who was or is a party or is threatened to be made a party to any action or proceeding against expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding whether the action was instituted by a third party or arose by or in the right of the Company. Generally, the only limitation on the ability of the Company to indemnify its officers and directors is if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

      The Company's Bylaws provide that the Company is required to indemnify its officers, directors and employees to the fullest extent permitted under Pennsylvania law as from time to time in effect. As a result, indemnification will be a contract right of directors, officers and employees of the Company, as opposed to a matter within the discretion of the Board, as will the payment of expenses by the Company in advance of a proceeding's final disposition.

      The Bylaws provide a clear and unconditional right to indemnification to the full extent permitted by law, for expenses (including attorneys' fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any person whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company (a derivative action) by reason of the fact that such person is or was serving as a director, officer or employee of the Company or, at the request of the Company, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, even if the act or failure to act giving rise to the claim for indemnification entails the negligence or gross negligence of the indemnified party unless such act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

      The Bylaws authorize the Company to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the Board so determines, purchasing and maintaining insurance, entering into indemnification agreements, creating a reserve, trust, escrow or other fund or account, granting security interests, obtaining a letter of credit or using other means that may be available from time to time.

ITEM 8.  EXHIBITS.

    The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                            Exhibit
- ------                            -------
  4.1            Restated Articles of Incorporation (Exhibit 3.1).*/
                                                                  -

  4.2            Bylaws (Exhibit 4.2).*/
                                      -

  4.3            Shareholders' Rights Plan.**/
                                           --

  4.4            1993 Employees' Stock Incentive Plan (the "1993 Plan") (Exhibit 10.2.10).*/
                                                                                          -

  4.5            Form of Stock Option Agreement Related to the 1993 Plan (Exhibit 10.2.11).*/
                                                                                           -

  4.6            Form of Performance Accelerated Vesting Stock Option Agreement Related to the 1993 Plan (Exhibit
                 10.2.12.).*/
                           -

  5              Opinion of Morgan, Lewis & Bockius.

 23.1            Consent of Ernst & Young.

 23.2            Consent of Morgan, Lewis & Bockius (included in Exhibit 5).

ITEM 9.  UNDERTAKINGS.

      (a)        The undersigned Registrant hereby undertakes:





- ----------------------------------

*/    Incorporated by reference to the Company's Annual Report on Form 10-K for
- -     the period ended January 29, 1994, by reference to the corresponding exhibit number of the exhibit to such Form 10-K referenced in parenthesis above.

**/   Incorporated by reference to the Company's Current Report on Form 8-K
- --    filed with the Commission on May 23, 1989.

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bensalem, Pennsylvania on August 30, 1994.


                                          CHARMING SHOPPES, INC.



                                          By:    /s/ DAVID V. WACHS
                                             ----------------------------------
                                                     David V. Wachs
                                                     Chairman of the Board and
                                                     Chief Executive Officer




      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                Signature                         Title                                 Date
                ---------                         -----                                 ----
      /s/ DAVID V. WACHS                          Chairman of the Board
 --------------------------------------------     and Chief Executive             August 30, 1994
          David V. Wachs                          Officer

      /s/ PHILIP WACHS                            Vice Chairman of the
 --------------------------------------------     Board, President and            August 30, 1994
          Philip Wachs                            Chief Operating Officer

      /s/ JOSEPH L. CASTLE II                     Director                        August 30, 1994
 --------------------------------------------
          Joseph L. Castle II

      /s/ MOREDECHAY KAFRY                        Director and Executive          August  30, 1994
 --------------------------------------------     Vice President-
          Moredechay Kafry                        Merchandise Procurement

      /s/ GEOFFREY W. LEVY                        Director                        August  30, 1994
 --------------------------------------------
          Geoffrey W. Levy

      /s/ ALAN ROSSKAMM                           Director                        August 17, 1994
 --------------------------------------------
          Alan Rosskamm

      /s/ SAMUEL SIDEWATER                        Director and Executive
 --------------------------------------------     Vice President-Business         August 30, 1994
          Samuel Sidewater                        Development

                Signature                         Title                                 Date
                ---------                         -----                                 ----
      /s/ MARVIN L. SLOMOWITZ                     Director                        August 30, 1994
 --------------------------------------------
          Marvin L. Slomowitz

      /s/ MICHAEL SOLOMON                         Director                        August 29, 1994
 --------------------------------------------
          Michael Solomon

      /s/ IVAN M. SZEFTEL                         Executive Vice                  August 30, 1994
 --------------------------------------------     President-Finance
          Ivan M. Szeftel                         (Chief Financial
                                                  Officer)

      /s/ ERIC M. SPECTER                         Vice President-                 August 30, 1994
 --------------------------------------------     Corporate Controller
          Eric M. Specter                         (Chief Accounting
                                                  Officer)

                                EXHIBIT INDEX



Exhibit                  Description
- -------                  -----------
 4.1                     Restated Articles of Incorporation (Exhibit 3.1). */
                                                                           -
 4.2                     Bylaws (Exhibit 4.2). */
                                               -
 4.3                     Shareholders' Rights Plan. **/
                                                    --
 4.4                     1993 Employees' Stock Incentive Plan (the "1993 Plan") (Exhibit 10.2.10). */
                                                                                                   -
 4.5                     Form of Stock Option Agreement Related to the 1993 Plan (Exhibit 10.2.11). */
                                                                                                    -
 4.6                     Form of Performance Accelerated Vesting Stock Option Agreement
                         Related to the 1993 Plan (Exhibit 10.2.12). */
                                                                     -
 5                       Opinion of Morgan, Lewis & Bockius.

23.1                     Consent of Ernst & Young.

23.2                     Consent of Morgan, Lewis & Bockius (included in Exhibit 5).

- -----------------
   */         Incorporated by reference to the Company's Annual Report on Form 10-K for the period
   -          ended January 29, 1994, by reference to the corresponding exhibit number of the exhibit to such Form 10-K referenced in parenthesis above.

  **/         Incorporated by reference to the Company's Current Report on Form 8-K filed with the
  --          Commission on May 23, 1989.
